UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2018

Regional Management Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35477	57-0847115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

979 Batesville Road, Suite B

Greer, South Carolina 29651

(Address of principal executive offices) (zip code)

(864) 448-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Second Amendment to Warehouse Facility Credit Agreement

On August 30, 2018, Regional Management Corp. (the “Company”) and its wholly-owned subsidiary, Regional Management Receivables II, LLC (the “Borrower”), entered into Amendment No. 2 (the “Amendment”) to the Credit Agreement, dated June 20, 2017, as upsized on May 23, 2018 and amended on June 28, 2018, by and among the Company, as servicer, the Borrower, the lenders from time to time parties thereto, the agents from time to time parties thereto, Wells Fargo Bank, National Association, as account bank, image file custodian, and backup servicer, Wells Fargo Bank, National Association, as administrative agent, and Credit Suisse AG, New York Branch (“Credit Suisse”), as structuring and syndication agent (the “Credit Agreement”). The Credit Agreement was previously filed with the Securities and Exchange Commission by the Company as Exhibit 10.1 to the Current Report on Form 8-K dated June 20, 2017. The Credit Agreement, as amended, provides for a revolving $125 million warehouse facility (the “Warehouse Facility”), which is expandable to $150 million and is secured by certain consumer loan receivables (the “Receivables”) that were directly originated by certain of the Company’s subsidiaries.

The Amendment amends certain defined terms and provisions of the Credit Agreement, including the following:

•	extends the “Scheduled Commitment Termination Date” from December 19, 2018 to February 28, 2020;

•	increases the Class A advance rate;

•

increases the concentration limits applicable to certain types of Receivables, including based on the aggregate eligible receivables principal balance and/or the applicable FICO® Score of the related obligors;

•	deletes certain defined terms relating to the full system conversion of the Company’s third-party underwriting, servicing, and collection technology platform;

•	increases the percentage associated with the average annualized charge-off ratio trigger within the definitions of “Level I Trigger Event,” “Level II Trigger Event,” and “Level III Trigger Event”;

•

in the case of the liquidity facility related to the Class A loans provided by a Class A lender with respect to a conduit lender under the Warehouse Facility, increases the required rating from at least “A” to “AA” from DBRS or an equivalent rating from another nationally recognized statistical rating organization, and in the case of the liquidity facility related to the Class B loans provided by a Class B lender with respect to a conduit lender under the Warehouse Facility, increases the required rating from at least “A(low)” to “A(high)” from DBRS or an equivalent rating from another nationally recognized statistical rating organization, in each case selected by the required lenders and reasonably acceptable to the Borrower; and

•	amends and restates Schedules A-1 and A-2 to the Credit Agreement, and decreases the total commitment of the Credit Suisse lender group by $25,000,000.

For a complete description of the terms of the Amendment, see Exhibit 10.1 hereto. The foregoing description is only a summary and is qualified in its entirety by reference to the full text of the Amendment, which is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 2 to Credit Agreement, dated August 30, 2018, by and among Regional Management Receivables II, LLC, as borrower, Regional Management Corp., as servicer, the lenders from time to time parties thereto, the agents from time to time parties thereto, Wells Fargo Bank, National Association, as administrative agent, Credit Suisse AG, New York Branch, as structuring and syndication agent, and Wells Fargo Bank, National Association, as account bank, image file custodian, and backup servicer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regional Management Corp.

Date: September 6, 2018	By:	/s/ Donald E. Thomas
Donald E. Thomas Executive Vice President and Chief Financial Officer